     As filed with the Securities and Exchange Commission on January 9, 1998


                                                      Registration No. 333-21799


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------


                         CHECKFREE HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)

             Delaware                                           58-2360335
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
              (Address of Registrant's principal executive offices)

                             ----------------------

                         CHECKFREE HOLDINGS CORPORATION
                              AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN
                            (Full Title of the Plan)

                             ----------------------

                                 Peter J. Kight
                Chairman, President, and Chief Executive Officer
                         CheckFree Holdings Corporation
                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
                                 (770) 441-3387
            (Name, address and telephone number of agent for service)

                             ----------------------
                          Copies of Correspondence to:
                             Robert J. Tannous, Esq.
                         Porter, Wright, Morris & Arthur
                              41 South High Street
                              Columbus, Ohio 43215

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

         This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the adoption by CheckFree Corporation, a Delaware corporation ("CheckFree"), of a holding company form of organizational structure. The holding company organizational structure was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among CheckFree, CheckFree Holdings Corporation, a Delaware corporation (the "Registrant"), and CheckFree Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Registrant ("Merger Corporation"). The Merger Agreement provides for, among other things, the merger (the "Merger") of Merger Corporation with and into CheckFree, with CheckFree as the surviving corporation. Pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, stockholder approval of the Merger was not required.

         As a result of the Merger, which was consummated at 11:59 p.m. on December 22, 1997, CheckFree became a direct wholly owned subsidiary of the Registrant. Each share of common stock, par value $.01 per share, of CheckFree (with rights attached) issued and outstanding was converted into and exchanged for one share of common stock, par value $.01 per share, of the Registrant (with rights attached).

         In accordance with Rule 414 under the Securities Act, the Registrant, as successor issuer to CheckFree, hereby expressly adopts this registration statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The CheckFree Corporation Amended and Restated 1995 Stock Option Plan to which this registration statement relates (the "Plan") shall be known as the CheckFree Holdings Corporation Amended and Restated 1995 Stock Option Plan. Subsequent to the holding company reorganization, the Plan will continue to cover employees of CheckFree. However, shares of stock issued in accordance with the Plan shall be shares of stock of the Registrant rather than shares of CheckFree.

         The applicable registration fees were paid at the time of the original filing of this registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on January 5, 1998.

                     CHECKFREE HOLDINGS CORPORATION


                     By:/s/ PETER J.KIGHT
                        --------------------------------------------------------
                        Peter J. Kight, Chairman, President, and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                                   TITLE                                      DATE
              ---------                                   -----                                      ----
          /s/ PETER J. KIGHT                 Chairman of the Board of                   )          January 5, 1998
-----------------------------------------    Directors, President, and Chief            )
          Peter J. Kight                     Executive Officer                          )
                                             (Principal Executive Officer)              )
                                                                                        )
                                                                                        )
          *MARK A. JOHNSON                   Vice Chairman, Corporate                   )          January 5, 1998
-----------------------------------------    Development and Marketing, Director        )
          Mark A. Johnson                                                               )
                                                                                        )
                                                                                        )
          *JAMES A. DOUGLASS                 Executive  Vice  President, Chief          )          January 5, 1998
-----------------------------------------    Financial Officer and Treasurer            )
          James S. Douglass                  (Principal Financial Officer)              )
                                                                                        )
                                                                                        )
          *GARY A. LUOMA, JR.                Vice President, Chief Accounting           )          January 5, 1998
-----------------------------------------    Officer and Assistant Secretary            )
          Gary A. Luoma, Jr.                 (Principal Accounting Officer)             )
                                                                                        )
                                                                                        )
          *GEORGE R. MANSER                  Director                                   )          January 5, 1998
-----------------------------------------                                               )
          George R. Manser                                                              )
                                                                                        )
                                                                                        )
          *EUGENE F. QUINN                   Director                                   )          January 5, 1998
-----------------------------------------                                               )
          Eugene F. Quinn                                                               )
                                                                                        )
                                                                                        )
          *JEFFREY M. WILKINS                Director                                   )          January 5, 1998
-----------------------------------------                                               )
          Jeffrey M. Wilkins                                                            )
                                                                                        )
                                                                                        )

                                                                                        )
                                                                                        )
          *WILLIAM P. BOARDMAN               Director                                   )          January 5, 1998
-----------------------------------------                                               )
          William P. Boardman                                                           )


          *By: /s/ PETER J. KIGHT
-----------------------------------------
          Peter J. Kight, attorney-in-fact
          for each of the persons indicated

                           Registration No. 333-21799

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                             ----------------------


                         CHECKFREE HOLDINGS CORPORATION

                             ----------------------

                                    EXHIBITS

                             ----------------------

                                 EXHIBIT INDEX


Exhibit                             Exhibit
Number                            Description
------                            ------------
4(a) Checkfree Holdings Corporation Amended and Restated 1995 Stock Option Plan (Exhibit 4(a) to Form S-8 Registration Statement (Reg. No. 33-98446), and incorporated herein by reference).

4(b) Amended and Restated Certificate of Incorporation of Checkfree Holdings Corporation (Exhibit 4(b) to Form S-8 Registration Statement (Reg. No. 33-98446), and incorporated herein by reference).

4(c) By-Laws of Checkfree Holdings Corporation (Exhibit 4(c) to Form S-8 Registration Statement (Reg. No. 33-98446), and incorporated herein by reference).

5      * Opinion of Porter, Wright, Morris & Arthur regarding legality.

23(a) Consent of Porter, Wright, Morris & Arthur (included in Exhibit 5 filed herewith).

23(b)  * Consent of Deloitte & Touche LLP.

24 Powers of Attorney (Exhibit 24 to Form S-8 Registration Statement (Reg. No. 33-98446), and incorporated herein by reference).


---------------------

* Filed with this Registration Statement